Exhibit 4.2 - Specimen Redeemable Unit Warrant Agreement




Total Units Purchased: _________
                                        Issue Date: ________, 2007

             THIS REDEEMABLE UNIT WARRANT REPRESENTS
       THE RIGHT TO PURCHASE SHARES OF THE COMMON STOCK OF
                   Harvey's Collectibles, Inc.
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Each Unit Offered @ $15 per Unit -
consists of 300 Redeemable Warrants
[300 Common Shares On Conversion]



FOR VALUE RECEIVED, Harvey's Collectibles, Inc., a Florida corporation (the "Issuer") promises to sell  and  deliver  to ____________________________(the "Holder")
the following stated number of shares of the ($0.001 par value) Common Stock of the Issuer, upon the payment by the Holder to the Issuer at the "Exercise Price", as herein defined, payable in U.S. funds accepted subject to collection.

   ___________ Common Stock Purchase Warrants - Each Warrant is exercisable at any time prior to its termination on the fifth anniversary of the Effective Date of the SB-2 Registration Statement, and is convertible into One share of Common Stock upon payment of the Exercise Price of $6.00 per share.


Redemption.    The  Warrants  composing  the  Unit  Warrant   are
severally and or jointly redeemable by the Issuer as provided herein.


NOTICE: This Unit Warrant, and the securities issuable upon its exercise (in whole or in part) have been sold to the Holder pursuant to the Form SB-2 Registration Statement filed with, and declared effective by the Securities and Exchange Commission. The Unit Warrant and the underlying shares upon conversion, may be freely sold, transferred or otherwise disposed of subject to applicable state securities laws, while they are the subject of an effective registration statement. The Company agrees to use its best efforts to keep current at all times during the unexpired term of this Unit Warrant. Except in the event of redemption or partial exercise, the Warrants are inseparable.


Registered Warrant Holder:

Name:     ________________________________
Address:  ________________________________

SS/Tax ID#: _____________________________



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1.    Warrant Exercise. The Holder shall be entitled to  purchase
      -----------------
up to the stated number of Common shares of the Issuer, at any time from the date of this Agreement, until the appropriate
Expiration Date, as herein defined. To exercise this Unit Warrant, whether in whole or in part, the Holder shall tender payment in U.S. funds, to the Issuer for the Exercise Price per share, as hereinafter described, multiplied by the number of shares being purchased. A properly completed Form Of Exercise together with this Original Unit Warrant shall accompany the Holder's payment.
  1.1  Cashless  Exercise  on  Contemporaneous  Public  Sale   of
       ----------------------------------------------------------
Shares:  The underlying shares may be issued and delivered  to  a
-------
securities brokerage firm for the Holder's account, on the basis of a Promissory Note duly executed by the Holder - in the sole
discretion  of  the  Issuer;  provided  that  the  Holder   shall
contemporaneously provide the Issuer with a noncancellable duly executed Payment Instruction directing that upon the settlement date from a public sale of the shares the appropriate funds computed at the Exercise Price per share, shall be wired by the executing brokerage firm directly to the Issuer's bank or brokerage account.
  1.2    Partial  Exercise: If an exercise is for less  than  the
         ------------------
aforesaid total shares, this Unit Warrant shall automatically be adjusted to reflect the remaining balance, or at the Issuer's option, a revised Agreement may be issued.

2.  Exercise  Price:  The "Exercise Price" for the conversion  of
    ----------------
the Warrants shall be $6.00 per share.

3.   SEC  Registration. The Warrants and their underlying  shares
     ------------------
have been sold to the Holder pursuant to an SB-2 Registration Statement declared effective by the Securities and Exchange Commission on _____________ 2007; as such the Warrants and the shares are free from trading restrictions otherwise imposed under the Act. The Warrants may not be exercised, resold or otherwise transferred if there is no effective SEC registration statement covering the underlying shares.

4.  Inseparability of Warrants. The Warrants shall be inseparable
    ---------------------------
except in the event of redemption by the Issuer, or upon exercise by the holder, as hereinafter defined.

5.   Stockholders Rights. Possession or ownership  of  this  Unit
     --------------------
Warrant, does not vest any voting or other shareholder rights with the Holder.

6.   Anti-Dilution Provisions. The number of shares, which may be
     -------------------------
issuable hereunder, shall be proportionately decreased if a reverse stock split or other such reclassification is declared. The shares issuable hereunder shall be proportionately increased in the event that the Issuer causes to be issued more shares as a stock dividend, forward split, issuance of shares for consideration other than cash or other valuable assets; or any other reclassification is declared. The Exercise Price shall be commensurately adjusted to reflect such recapitalization. In the event that all shareholders are granted the right to purchase additional shares such event shall be treated as a stock dividend as relates to the Holders anti-dilutive rights.

7.   Successor  Corporation. All rights  granted  to  the  Holder
     -----------------------
hereof shall survive any merger, consolidation or other business combination of the Issuer with another "successor" entity. The Holder shall have the same anti-dilutive rights in such case, in the securities of the new entity.

8.  Exercise Price Adjustments. Upon the occurrence of each event
    ---------------------------
requiring an adjustment in the Exercise Price, or the number of underlying shares, the Issuer shall give prompt written notice, setting forth the computation used to arrive at the adjusted price or number of underlying shares. The Issuer's Chief Financial Officer or the Issuer's accountants shall make the computations. Such computations shall be conclusive and binding upon the Holder unless written objection is given to the Issuer, within fourteen days from the date of the Issuer's initial adjustment notice.

9.  Dissolution Or Liquidation of the Issuer. In the  event  that
    -----------------------------------------
the Issuer is dissolved, or otherwise liquidates a substantial portion (i.e., 60% or more) of its assets with the intent to make a distribution to shareholders of the proceeds there from (including the sale of assets of a wholly-owned subsidiary) the Holder shall be entitled, after proper exercise of the Warrants, in whole or in part, to participate in the distribution on the same terms and conditions as are all of the other shareholders. In such event, the Issuer shall give 30 days written notice to the Holder. Failure of the Holder to exercise within 30 days from the date of the Issuer's notice shall cause all such rights in the Warrants to terminate. The Issuer may finalize the intended transaction but it may not make any shareholder distribution during the 30-day notice period.

10.  Non-Adjustment Events. It is acknowledged and agreed that no
     ----------------------
price or quantity adjustments shall be required in the event that the Issuer issues additional shares of its common stock: a) upon the exercise of warrants or options granted previously to the date hereof; b) pursuant to any stock option plan or employee benefit plan; c) in exchange for good and valuable assets, including an operating entity; or d) for any purpose in connection with debt or equity offerings.

11.   Redemption.  The Warrants composing the  Unit  Warrant  are
      -----------
severally and or jointly redeemable by the Issuer at any time after if within five days of Notice, there have been at least ten successive trading days during which the average market "bid" price of the Issuer's publicly trading shares is $6.60 or greater. At anytime after issuance If there is no public trading market for the Issuer's shares or in the event that there is no effective registration statement, the Issuer may at its option call for a full or partial redemption. In all circumstances, the redemption price shall be $0.05 per Warrant.

12.  Available  Shares. The Issuer agrees  to  reserve  and  keep
     ------------------
available out of its authorized, and unissued capital shares, sufficient shares to cover the exercise of all of the shares covered by this Unit Warrant. Further, that upon issuance, such shares shall be validly issued, fully paid and non-assessable.

13.  Miscellaneous.
     --------------
13.1    Loss of Unit Warrant Agreement. In the event of the  loss
        -------------------------------
by destruction or mutilation of this document, upon written request the Issuer shall execute and deliver a new Warrant Agreement in exchange for and upon the surrender and cancellation of such mutilated or defaced Unit Warrant. If the Unit Warrant was lost or stolen, the Issuer may, at its option, as a condition to the delivery of a new Unit Warrant, require that the Holder provide the Issuer with satisfactory indemnity. The Holder may be required to post a surety bond to protect the Issuer from conflicting claims.

13.2   Record Owner. At the time this Unit Warrant is surrendered
       -------------
for exercise, together with the completed Form of Exercise and the monetary consideration required, the person so exercising shall be deemed to be the Holder of record, notwithstanding that the stock transfer books of the Issuer shall then be closed, or that certificates representing such securities shall not then be actually delivered to such person. In the event of a dispute regarding the ownership of the rights to exercise under this Unit Warrant, unless and until the Issuer has received a duly executed Assignment, with appropriate medallion signature guarantee, the Issuer shall recognize the record holder as the valid owner. No third party shall have any claim whatsoever against the Issuer in the absence of such properly executed Assignment.

13.3  Fractional Shares. Fractional shares shall  not  be  issued
      ------------------
under any circumstance. The Holder may elect to remit additional funds to obtain the next full share, or the Issuer may reimburse the Holder for such fractional amount. Other than if an adjusting event occurs, Issuer shall not issue more shares than the maximum quantity indicated on the first page hereof.

13.4  Notices.   In the event of a Call for Redemption the Issuer
      --------
shall give 30 days written notice to the Holder. Failure of the Holder to exercise within 30 days from the date of the Issuer's notice shall operate as a termination of all rights in the Warrants, other than to receive the exercise price. The Issuer may finalize the intended transaction but shall not make any shareholder distribution during the 30-day notice period. All notices required hereunder shall be in writing, delivered by certified, registered or express mail or by overnight private carrier or personal delivery, with proof of delivery required, to the address of record of the party being noticed. All time periods to be determined under notice shall be so counted from the actual date of mailing.

13.5    Best Efforts.  Prior to the Expiration Date, as  long  as
        -------------
Warrants remain outstanding, the Issuer shall use its best efforts to keep current its SB-2 registration covering the Warrants and the underlying shares.

13.6   Stock  Issuance  Taxes.   The  Issuer  shall   bear   full
       -----------------------
responsibility for payment of any federal or state stock issuance taxes, which may be required.

13.7  Entire Binding Agreement. This Unit Warrant represents  the
      -------------------------
entire agreement between the parties. No change, alteration, or other modification hereof may be made except by a further written agreement, duly executed by the parties hereto. No oral agreement or understanding, express or implied, shall invalidate, empower or affect this written Agreement. By acceptance of this Unit Warrant, the Holder agrees to be bound by all of its terms and conditions.

13.8  Expiration  Date.  Unless extended  by  Issuer's  Board  of
      -----------------
Directors the Warrants expire at the close of business on the fifth anniversary of the Effective Date of the Issuer's SB-2 Registration Statement pursuant to which this Unit Warrant was issued and sold.

13.9   Captions.  The  paragraph  captions  are  for  information
       ---------
purposes only.

13.10   Controlling Law. This Unit Warrant shall be  governed  by
        ----------------
and construed in accordance with the laws of the State of Florida.


IN  WITNESS WHEREOF, the Issuer, by its duly authorized  officers
has  executed  this  Unit  Warrant  as  of  the  _____  day    of
___________, 2007.



Harvey's Collectibles, Inc.        ATTEST:


By:________________________        By: _______________________
   Harvey Judkowitz, President         Paul M. Galant, Secretary

                      ELECTION TO PURCHASE



To:    Harvey's Collectibles, Inc.

The Undersigned hereby irrevocably elects to exercise _______________ Redeemable Warrants as evidenced by the Unit Warrant dated _________, 2007, and to purchase __________ shares of Common Stock at the per share price of Six Dollars ($6.00) issuable upon the exercise of said Warrants.

If the said number of Warrants shall not be all of the Warrants evidenced by the subject Unit Warrant, the Unit Warrant shall be appropriately noted and remain valid for the remaining balance of such Warrants. Payment of the aggregate exercise price in the amount of $__________ is made herewith, or by the authorized Note Payable duly executed and presented herewith.


Please issue the shares as follows:
Name: _______________________________________
Address: ______________________________________
               City: ______________State:_____ Zip:_______

Tax ID/SS#: _____________________




Dated, _______________, 200__



                         Signature: ___SPECIMEN DOCUMENT___


Medallion Signature Guarantee:



____________________________________________
Required If Shares Are To Be Registered In A
Name Other Than The Named Warrant Holder




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